UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

REYNOLDS AMERICAN INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Acquisition British American of Reynolds Tobacco American p.l.c. Proposed Inc.

January 2017

Important notice

This presentation in relation to British American Tobacco p.l.c. (“BAT”) and its subsidiaries (collectively, the “BAT Group”) and Reynolds American Inc. (“Reynolds”) and its subsidiaries (collectively, the “Reynolds Group”, and together with the BAT Group, the “Group”) has been prepared solely for use at this presentation. The presentation is not directed to, or intended for distribution to or use by, any person or entity that is a citizen or resident or located in any jurisdiction outside of the United States and the United Kingdom where such distribution, publication, availability or use would be contrary to law or regulation or which would require any registration or licensing within such jurisdiction.

The information contained in this presentation does not purport to be comprehensive and has not been independently verified.

Certain industry and market data contained in this presentation has come from third party sources. Third party publications, studies and surveys generally state that the data contained therein have been obtained from sources believed to be reliable, but that there is no guarantee of accuracy or completeness of such data.

Forward looking statements

Certain statements in this communication regarding the proposed merger of Reynolds and BAT (the “Proposed Transaction”), the expected timetable for completing the Proposed Transaction, the benefits and synergies of the Proposed Transaction, future opportunities for the combined company and any other statements regarding BAT’s, Reynolds’ or the combined company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 21E of the United States Securities Exchange Act of 1934. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual future financial condition, performance and results to differ materially from the plans, goals, expectations and results expressed in the forward-looking statements and other financial and/or statistical data within this presentation. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are uncertainties related to the following: whether the conditions to the Proposed Transaction will be satisfied and the Proposed Transaction will be completed on the anticipated timeframe, or at all; the failure to realize contemplated synergies and other benefits from the Proposed Transaction; the incurrence of significant costs and the availability and cost of financing in connection with the Proposed Transaction; the effect of the announcement of the Proposed Transaction, and related uncertainties as to whether the Proposed Transaction will be completed, on BAT’s, Reynolds’ or the combined company’s ability to retain customers, retain and hire key personnel and maintain relationships with suppliers and on their operating results and businesses generally; the ability to maintain credit ratings; changes in the tobacco industry and stock market trading conditions; changes or differences in domestic or international economic or political conditions; changes in tax laws and rates; the impact of adverse legislation and regulation; the ability to develop, produce or market new alternative products profitably; the ability to effectively implement strategic initiatives and actions taken to increase sales growth; the ability to enhance cash generation and pay dividends; adverse litigation and dispute outcomes; and changes in the market position, businesses, financial condition, results of operations or prospects of BAT, Reynolds or the combined company.

Additional information concerning these and other factors can be found in Reynolds’ filings with the U.S. Securities and Exchange Commission (“SEC”), including Reynolds’ most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and BAT’s Annual Reports, which may be obtained free of charge from BAT’s website www.bat.com. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof and Reynolds and BAT undertake no obligation to update or revise publicly any forward-looking statements or other data or statements contained within this presentation, whether as a result of new information, future events or otherwise.

No statement in this document is intended to be a profit forecast and no statement in this document should be interpreted to mean that earnings per share of BAT or Reynolds for the current or future financial years would necessarily match or exceed the historical published earnings per share of BAT or Reynolds, respectively.

Important notice

Additional information and where to find it

This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC in connection with the Proposed Transaction. Any solicitation will only be made through materials filed with the SEC. Nonetheless, this communication may be deemed to be solicitation material in respect of the Proposed Transaction by BAT or Reynolds.

BAT and Reynolds intend to file relevant materials with the SEC, including a registration statement on Form F-4 that will include a proxy statement of Reynolds that also constitutes a prospectus of BAT. Investors and security holders are urged to read all relevant documents filed with the SEC (if and when they become available), including the proxy statement/prospectus, because they will contain important information about the Proposed Transaction. Investors and security holders will be able to obtain the documents (if and when available) free of charge at the SEC’s website, http://www.sec.gov or for free from BAT upon request to BAT at batir@bat.com / +44 (0) 20 7845 1000 (for documents filed with the SEC by BAT) or from Reynolds at raiinvestorrelations@reynoldsamerican.com / +1 (336) 741-5165 (for documents filed with the SEC by Reynolds). Such documents are not currently available.

Participants in solicitation

This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC in connection with the Proposed Transaction. Nonetheless, BAT, Reynolds and their affiliates and each of their directors and executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the holders of Reynolds common stock with respect to the Proposed Transaction. Information about such parties and a description of their interests are set forth in BAT’s 2015 Annual Report, which may be obtained free of charge from BAT’s website www.bat.com and the proxy statement for Reynolds’ 2016 Annual Meeting of Stockholders, which was filed with the SEC on March 23, 2016. To the extent holdings of Reynolds securities by such parties have changed since the amounts contained in the proxy statement for Reynolds’ 2016 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interest of such parties will also be included in the materials that BAT and Reynolds intend to file with the SEC in connection with the Proposed Transaction. These documents (if and when available) may be obtained free of charge from the SEC’s website http://www.sec.gov or from BAT and Reynolds using the contact information above.

Non-solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

This communication should not be construed as, investment advice and is not intended to form the basis of any investment decision, nor does it form the basis of any contract for acquisition or investment in any member of the Group, financial promotion or any offer, invitation or recommendation in relation to any acquisition of, or investment in, any member of the Group.

Compelling strategic rationale

Strategic Rationale

Creates a stronger, truly global tobacco and Next Generation Products (NGP) company Direct access to the attractive US market A balanced presence in high growth emerging markets and high profitability developed markets Portfolio of strong, growing global brands Global NGP business with a world class pipeline

Compelling financial rationale

At least $400m annualised cost synergies anticipated by the end of year 3 EPS and DPS accretive in first full year, targeting mid-single digit EPS accretion in year 3 Beats the Group WACC for the US by year 5 Strong financial profile with commitment to maintaining a solid investment grade credit rating Enhanced cash generation Continued commitment to BAT’s dividend policy with a minimum payout ratio of 65%

Financial Rationale

Transaction highlights

Reynolds shareholders will receive US$29.44 in cash and 0.526x BAT shares per Reynolds share

Values each Reynolds share at $59.64*

Represents a premium of 26% to the Reynolds closing price on 20 October 2016* Values 57.8% of Reynolds not already owned by BAT at c. $49.4bn* SEC registration and Level III NYSE-listed ADR provide fully tradable instrument

Key offer terms

Financing

BAT has secured a US$25bn fully committed bank facility to help finance the cash consideration Strong cash generation reduces Net Debt/EBITDA from a full year proforma 2017 metric of around 4.0x post transaction to target around 3.0x by 2019 Committed to maintaining a solid investment grade credit rating for the combined company BAT anticipates taking actions to treat legacy Reynolds and BAT debt pari-passu

*Based on closing prices and

FX as at 16 January 2017

Transaction highlights

Transaction is recommended by the Transaction Committee of Reynolds and the Boards of both companies Subject to approval of Reynolds and BAT shareholders, certain customary closing conditions including regulatory approvals Transaction expected to close in Q3 2017 Break fee of up to $1 billion payable by either BAT or Reynolds under certain circumstances

Timing and closing

Timeline

SEC process expected to take 4 to 5 months

BAT shareholder vote

Reynolds shareholder vote

Subject to regulatory clearances

Expected closing in Q3 2017

BAT p.l.c. intends to be registered under the US securities laws as part of the transaction.

New BAT shares will be issued to Reynolds shareholders in the form of NYSE-listed Level III ADRs as part of the deal consideration.

The merger constitutes a Class 1 transaction for BAT under the UK Listing Rules requiring a simple majority of votes cast in favour.

A shareholder circular, together with notice of the relevant BAT shareholder meeting, will be distributed to BAT shareholders in late Q2 or Q3.

The timing of the BAT shareholders meeting will be aligned with the timing of the Reynolds shareholder vote.

The transaction is required to be approved by holders of a majority of the unaffiliated RAI shares entitled to vote and who are present (in person or by proxy) and voting at the RAI shareholders’ meeting, as well as a majority of the outstanding RAI shares.

A proxy statement / prospectus, together with notice of the relevant Reynolds shareholder meeting, will be distributed to Reynolds shareholders in late Q2 or Q3.

The merger is subject to US and Japan anti-trust clearance along with certain other regulatory approvals and customary closing conditions.

US and Japan anti-trust clearance is expected to be obtained prior to the BAT and Reynolds shareholder votes.

Completion is expected take place shortly after the BAT and Reynolds affirmative shareholder votes and is expected to occur in Q3 2017.

BAT—A proven track record of growth…

2006 2007 2008 2009 2010 2011 2012 2013 2014 2015

10% 9%

0% 5% 0% 15%

11% 12%

10% 10% 9% 10% 10% 10% 8%

-4% -5% -4%

-12% -10%

At constant rates FX translational impact

10% average EPS growth at constant currency

Source. Company’s financial results as published 2012 EPS not restated for IAS19

. and returns

2006 2007 2008 2009 2010 2011 2012 2013 2014 2015

148.1 154.0 142.4 134.9 126.5 114.2

99.5

83.7

66.2

55.9

Dividend per share

12% CAGR DPS growth

Source. Company’s financial results as published

Highly attractive US market

One of the biggest tobacco markets by volume… …and largest open market by value…

Bn sticks 2015 Value $bn 2015

US CAGR 2015 – 20E: (2.1)% 228 US CAGR 2015 – 20E: 1.8%

2,490

94

303 269 264

182

103 32 23 23

97 88 83 81 20 20

17 17 16

China Indonesia Russia US Japan Turkey Philippines India Bangladesh Egypt China US Japan UK Germany Italy Russia Indonesia France Turkey

… with low cigarette prices relative to income*

9.8 9.3

7.7 7.4

5.9 5.0

4.2 4.1 3.6 3.6 2.9 2.9 2.4

Japan US Russia Germany Italy France Australia China Indonesia UK Turkey Egypt

*Income defined as GDP per capita (‘000) / average pack price (US$) Philippines

Source: Euromonitor, Global Insights, Company internal data

A unique geographic footprint

BAT BAT Post-Transaction

Volume split

EM DM EM DM US

Equivalent Net Revenue/Pack Net Revenue CAGR (2010-2015)

Developing 13 packs +8% USA 2 packs +5% Developed 6 packs +4% Group (T40) 10 packs 5%

Greater proportion of Group volume will come from high growth markets

Source: Company internal data, NTO at current rates

Combined business will have unique portfolio of strong brands…

BAT

+510 bps

2016 vs. 2010 GDB share

2.4% 2.3% 1.5% 3.3% 2.2%

RAI Operating Companies

+650 bps

2016 vs. 2010

Key brand share No. 2 in US No. 3 in US Fastest growing No. 1 value Leading moist No. 1 menthol No. 3 menthol premium brand brand snuff brand

13.9% 8.3% 2.2% 7.7% T40 market share(a) US market share(b)

(a)	Nielsen data YTD Aug-16 (b) Reynolds press release Sep-16

To drive continued strong corporate share growth…

Key Brand Share

600 +90bps +80bps 700

GDB ps

Share +40bps 500 600 +90bps

+90bps

500 +150bps 400

+90bps +50bps

BAT 400

+70bps 300 Share +240bps +40bps +20bps 300 RAI

+30bps

+80bps Operating

+40bps +80bps

200 Companies’

+40bps +110bps Share* 200 +10bps +20bps 100 +40bps +10bps -50bps 100

0 0

2010 2011 2012 2013 2014 2015 2016 Q3 2010 2011 2012 2013 2014 2015 2016 Q3

Source: BAT—Nielsen retail audit;

Reynolds – BAT internal estimates, Euromonitor. Key brand share based on Reynolds and Lorillard public filings

*	Adjusted for current portfolio pro-forma volume share estimates based on BAT internal data.

World class Next Generation Products

British American Tobacco

Opportunity to create truly global leading NGP brands

BAT

RAI*



Tobacco heating products	Hybrid	Closed vapour systems	Open vapour systems

Significant presence in the largest NGP markets



RAI*	BAT					
44%	60%	35%	9%	5%	2%	n/a

Market shares based on Nielsen data where available, otherwise internal estimates

* RAI Operating Companies

Compelling strategic and financial rationale

Strategic Rationale

Financial Rationale

Creates a stronger, truly global tobacco and Next Generation Products (NGP) company Direct access to the attractive US market A balanced presence in high growth emerging markets and high profitability developed markets Portfolio of strong, growing global brands Global NGP business with a world class pipeline

At least $400m of annualised cost synergies anticipated by the end of year three EPS and DPS accretive in first full year, targeting mid-single digit EPS accretion in year 3 Enhanced cash generation Beats the Group WACC for the US by year 5 Strong financial profile with commitment to maintaining a solid investment grade credit rating Continued commitment to BAT’s dividend policy with a minimum payout ratio of 65%

Acquisition British American of Reynolds Tobacco American p.l.c. Proposed Inc.

January 2017

Cautionary Statement Regarding Forward-Looking Statements

Statements included in this communication that are not historical in nature, including financial estimates and statements as to regulatory approvals and the expected timing, completion and effects of the proposed transaction, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this communication and in documents incorporated by reference, forward-looking statements include, without limitation, statements regarding the benefits of the proposed transaction, including future financial and operating results, financial forecasts or projections, the combined company’s plans, expectations, beliefs, intentions and future strategies, and other statements that are not historical facts, and other statements that are signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “predict,” “possible,” “potential,” “could,” “should” and similar expressions. These statements regarding future events or the future performance or results of Reynolds American Inc. (“RAI”) and its subsidiaries or the combined company inherently are subject to a variety of risks, contingencies and other uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied by the forward-looking statements.

Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the proposed transaction to be consummated, or if consummated, could have an adverse effect on the results of operations, cash flows and financial position of RAI or the combined company, respectively, are the following: the failure to obtain necessary shareholder approvals for the proposed transaction; the failure to obtain necessary regulatory or other approvals for the proposed transaction, or if obtained, the possibility of being subjected to conditions that could reduce the expected synergies and other benefits of the proposed transaction, result in a material delay in, or the abandonment of, the proposed transaction or otherwise have an adverse effect on RAI or the combined company; the failure to satisfy required closing conditions or complete the proposed transaction in a timely manner or at all; the effect of restrictions placed on RAI’s and its subsidiaries’ business activities and the limitations put on RAI’s ability to pursue alternatives to the proposed transaction pursuant to the merger agreement; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the failure to realize projected synergies and other benefits from the proposed transaction; failure to promptly and effectively integrate RAI into British American Tobacco p.l.c. (“BAT”); the uncertainty of the value of the proposed transaction consideration that RAI shareholders will receive in the proposed transaction due to a fixed exchange ratio and a potential fluctuation in the market price of BAT common stock; the difference in rights provided to RAI shareholders under North Carolina law, the RAI articles of incorporation and the RAI bylaws, as compared to the rights RAI shareholders will obtain as BAT shareholders under the laws of England and Wales and BAT’s governing documents; the possibility of RAI’s and BAT’s directors and officers having interests in the proposed transaction that are different from, or in addition to, the interests of RAI shareholders generally; the effect of the announcement of the proposed transaction on the ability to retain and hire key personnel, maintain business relationships, and on operating results and businesses generally; the incurrence of significant pre- and post-transaction related costs in connection with the proposed transaction; evolving legal, regulatory and tax regimes; and the occurrence of any event giving rise to the right of a party to terminate the merger agreement. Discussions of additional risks, contingencies and uncertainties are contained in RAI’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

Due to these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except as provided by federal securities laws, RAI is not under any obligation to, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Additional Information

This communication may be deemed to be solicitation material in respect of the proposed transaction involving RAI and BAT. In connection with the proposed transaction, BAT will file with the SEC a registration statement on Form F-4 that will include the proxy statement of RAI that also constitutes a prospectus of BAT. RAI plans to mail the definitive proxy statement/prospectus to its shareholders in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR

ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BAT, RAI, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by RAI and BAT through the SEC’s web site at http://www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by RAI, when available, by contacting RAI Investor Relations at raiinvestorrelations@reynoldsamerican.com or by calling (336) 741-5165 or at RAI’s website at www.reynoldsamerican.com, and will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by BAT, when available, by contacting BAT Investor Relations at batir@bat.com or by calling +44 (0) 20 7845 1000 or at BAT’S website at www.bat.com.

RAI, BAT and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from RAI shareholders in respect of the proposed transaction that will be described in the proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from RAI shareholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. You may also obtain the documents that RAI files electronically from the SEC’s web site at http://www.sec.gov. Information regarding RAI’s directors and executive officers is contained in RAI’s Annual Report on Form 10-K for the year ended December 31, 2015 and its Proxy Statement on Schedule 14A, dated March 23, 2016, as supplemented, which are filed with the SEC. Information regarding BAT’s directors and executive officers is contained in BAT’s Annual Reports, which may be obtained free of charge from BAT’s website at www.bat.com.

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities in any jurisdiction pursuant to the acquisition, the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.